                                   POWER OF ATTORNEY

        Known by all those present, that Gardihewa Upali Fonseka hereby constitutes and appoints each of Raoul K. Maitra, Steven  M. Rivkin, and Brian
Gayle as his true and lawful attorneys-in-fact with respect to Altair
Engineering Inc. to:

        (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the
        "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 and 16(a) of the Securities Exchange Act of 1934, or any
        rule or regulation of the SEC;

        (2) execute for and on behalf of the undersigned Schedules 13D and 13G, and Forms 3, 4 and 5 in accordance with Sections 13 and 16(a) of the
        Securities Exchange Act of 1934 and the rules thereunder;

        (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
        Schedules 13D or 13G, and Forms 3, 4, and 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

        (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including without limitation the execution and filing of a
        Form 4 with respect to a transaction which may be reported on a Form 5, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney in fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934, as
amended, and the rules thereunder.

        This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the each foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of October, 2017.

                                        /s/ Gardihewa Upali Fonseka
                                            --------------------------
                                        Name: Gardihewa Upali Fonseka

Sworn and subscribed before me on October 23, 2017 by Gardihewa Upali Fonseka.

/s/ Stephanie M. Roehrig
--------------------------------
Stephanie M. Roehrig, Notary Public
Oakland County, Michigan
My Commission Expires: October 4, 2021
Acting in Oakland County